INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of BE Aerospace, Inc. on Form S-4 of our report dated April 15, 1998, appearing in and incorporated by reference in the Annual Report on Form 10-K of BE Aerospace, Inc. for the year ended February 28, 1998, and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.




/s/ DELOITTE & TOUCHE LLP

Costa Mesa, California
November 20, 1998